                                                                     EXHIBIT 1.3

                     KELSEY-HAYES COMPANY

                       MEDIUM-TERM NOTES

             Guaranteed as to Payment of Principal
                        and Interest by

                      VARITY CORPORATION


                       AGENCY AGREEMENT
                       ----------------
                                             __________, 199_

[Names and Addresses of Agents]

Dear Sirs:

          Kelsey-Hayes Company, a Delaware corporation (the "Company"), confirms its agreement with [Name of Agents] (each an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Company of up to $________ aggregate principal amount of its Medium-Term Notes (the "Notes"). The Notes are registered under the registration statement referred to in Section 1 hereof. Payment of principal of and interest on the Notes will be guaranteed (the "Guarantee") by Varity Corporation, a Delaware corporation (the "Guarantor"). The Notes will be issued as a series under an indenture (as amended or supplemented, the "Indenture"), dated as of ______________, as supplemented from time to time, among the Company, the Guarantor and Manufacturers and Traders Trust Company, as trustee (the "Trustee"). The Notes shall have the designations, denominations, interest rates, payment dates, maturities, redemption provisions, selling prices and other terms set forth in the Prospectus referred to in Section 1 as it may be supplemented from time to time. The Notes will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture, the Notes and the Procedures (as defined in Section 2(d) hereof).

          1.   Registration Statement and Prospectus.  The
               -------------------------------------
Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a joint registration statement on Form S-3 (the "registration statement"), including a prospectus relating to the Notes and the Guarantees. The term
"Registration Statement," as used in this Agreement, means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by any post-effective amendment at the date hereof. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented to reflect the terms of the Notes and the plan of distribution thereof, in the form in which it shall be filed with the Commission pursuant to Rule 424(b). Any reference in this Agreement to the registration statement, the Registration Statement or any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement or any Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement or any Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prospectus, or any amendment or supplement thereto. Any reference herein to any amendment or supplement to the Registration Statement or Prospectus shall be deemed to include any documents incorporated by reference in the Registration Statement, any Prospectus, or any amendment or supplement thereto subsequent to the date hereof.


            2.    Appointment as Agents; Solicitations as Agents;
                  -----------------------------------------------
Purchases as Principal.  (a) Appointment of Agents.  Subject to
- ----------------------       ---------------------
the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, without the consent of the Agents, the Company hereby (i) appoints the Agents as the agents for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions hereof.

            (b)   Solicitations as Agents.  On the basis of the
                  -----------------------
representations and warranties herein contained, but subject to
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                                      -3-

the terms and conditions herein set forth, each Agent, upon receipt of instructions from the Company, agrees, as an agent of the Company, to use its best efforts consistent with industry practice to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

            The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through one or more of the Agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases of Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

            The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the price to the public of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Exhibit A hereto. It is understood that no commission will be payable with respect to any offer to purchase Notes accepted by the Company in the event that the Company tenders such Note and delivery of such Note is not accepted by the purchaser or the purchaser fails to make timely payment and the sale is not consummated as a result of such failure.

            The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $10,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

            Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

            In soliciting purchases of the Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company; provided that such
                                        --------
Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. The Agents shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms
Agreement in accordance with the provisions of Section 2(c) hereof.

            (c)   Purchases as Principal.  Each sale of Notes to
                  ----------------------
an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the applicable Agent and the Company) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the applicable Agent. Each such Terms Agreement whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with the Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the opinions of counsel, officers' certificate, comfort letter and stand-off agreement pursuant to Sections 9(b), 9(c), 9(d) and 3(i), respectively, hereof.

            (d)   Administrative Procedures.  The Notes will be
                  -------------------------
issued and the terms thereof established, in accordance with the Indenture and the Medium-Term Note Administrative Procedures attached hereto as Exhibit C (the "Procedures").
The Procedures may only be amended by written agreement of the Company and each Agent, after notice to the Trustee.

            3.    Agreements of the Company and the Guarantor.
                  -------------------------------------------
The Company and the Guarantor agree with each Agent as follows:

            (a) The Company and the Guarantor will advise the Agents promptly and, if requested, will confirm such advice in writing: (i) of the filing and effectiveness of any amendment to the Registration Statement (other than by virtue of the Company's filing of any report to be filed under the Exchange Act), (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus,
      (iii) of any request by the Commission for amendment of or a supplement to the Registration Statement or any Prospectus or for additional information; (iv) upon knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Offered Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for such purpose; and (v) within the period of time referred to in paragraph (e) below, of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and the Guarantor, upon knowledge thereof, will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (b) Except as otherwise provided in Section 3(k) hereof, neither the Company nor the Guarantor will file any amendment to the Registration Statement or supplement
      to the Prospectus unless the Company or the Guarantor, as
      the case may be, has furnished the Agents with a copy for their review prior to filing and given each Agent a reasonable opportunity to comment on any such proposed amendment or supplement; provided that the foregoing
                               --------
      requirement shall not apply to periodic or current reports filed under the Exchange Act, copies of which filings the Company or the Guarantor will cause to be delivered to each Agent promptly after being mailed or otherwise forwarded for filing with the Commission; provided, further, that the
                                      --------  -------
      Company need only provide the opportunity to comment on a pricing supplement to the particular Agent or Agents which, in the judgment of the Company, is/are involved in the solicitation or purchase which leads to the filing of such supplement.

            (c) The Company and the Guarantor will furnish to each Agent and to counsel to the Agents, without charge
      (i) one signed copy of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales and solicitations of offers to purchase the Notes.

            (d) The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Agents and will file such supplement pursuant to Rule 424(b) under the Act within the time period prescribed.

            (e) Except as otherwise provided in Section 3(k) hereof, if during the term of this Agreement any event shall occur that in the judgment of the Company or the Guarantor or in the opinion of counsel for the Agents is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus in order to comply with the Act or any other law, the Company shall give immediate notice to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as Agents and to cease sales of any Notes an Agent may then own as principal pursuant to a Terms Agreement, and the Company and the Guarantor will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Agents a reasonable number of copies thereof.

            (f) The Company and the Guarantor will cooperate with the Agents and with counsel for the Agents in connection with the registration or qualification of the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (g) The Company and the Guarantor will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

            (h) The Company and the Guarantor, during the period when the Prospectus is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish each of the Agents with copies of such documents. Except as otherwise provided in Section 3(k) hereof, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company or the Guarantor with respect to the first three fiscal quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company and the Guarantor shall furnish such information to the Agents.

            (i) If required by the terms of any Terms Agreement, between the date of any Terms Agreement and the related Settlement Date (as defined below) specified in such agreement, the Company will not, without the applicable Agent's prior consent, offer, sell, contract to sell or otherwise dispose of debt securities of the Company having a maturity of more than one year from the date of issue covered by the Registration Statement or another registration statement filed by the Company under the Act (other than the Notes being offered pursuant to such Terms Agreement), except that the Company may offer, sell, contract to sell or otherwise dispose of obligations of the Company in respect of industrial revenue bonds or similar securities exempt from federal income taxes.

            (j) The Company will apply the net proceeds from the sale of the Notes substantially in accordance with the description set forth in the Prospectus.

            (k) Neither the Company nor the Guarantor shall be required to comply with the provisions of subsections (a),
      (b), (c), (e) or (h) of this Section or the provisions of
      Section 9 hereof during any period from the time (i) the Agents shall have received written notification from the Company or the Guarantor to suspend solicitations of purchasers of the Notes in their capacity as agents and
      (ii) the earlier of the date on which no Agent shall then hold Notes as principal purchased pursuant to a Terms Agreement and the date which is fifteen days (nine months with respect to subsections (e) and (h) of this Section) from the date on which the Agents shall have received written notice from the Company or the Guarantor to suspend solicitations of purchases of the Notes, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

            4.    Representations and Warranties of the Company
                  ---------------------------------------------
and the Guarantor.  The Company and the Guarantor, jointly and
- -----------------
severally, represent and warrant to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agents as agents or to one or more of the Agents as principal), as of the date of each delivery of Notes (whether through the Agents as agents or to one or more of the Agents as principal) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, each as amended or supplemented as of each such date) that:

            (a) The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission and no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

            (b) Each Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from such Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by an Agent expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prospectus.

            (c) The Company, the Guarantor and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the

      Act and the Trust Indenture Act of 1939, as amended
      (the "Trust Indenture Act"), and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by an Agent expressly for use therein.

            (d) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (e) Each of the Company and the Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the financial condition, business, properties, net worth or results of operations of the Guarantor and its subsidiaries taken as a whole or of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

            (f) Each Material Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing in the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business, except where the failure of a Material Subsidiary to be duly organized and existing or to have full corporate power and authority would not have a Material Adverse Effect; each Material Subsidiary is duly registered, qualified or licensed to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register, be licensed or qualify would not have a Material Adverse Effect; all the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Guarantor directly, or indirectly through one of its other subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance; and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, shares of capital stock or other equity interests in any Material
      Subsidiary. As used herein, the term "Material Subsidiaries" means the following subsidiaries of the
      Guarantor: Varity Holdings Limited and Perkins Group Limited, each a corporation organized under the laws of the United Kingdom; Dayton Walther Corporation, an Ohio corporation; K-H Corporation, a Delaware corporation; and the Company.

            (g) When the Notes are issued and delivered pursuant to this Agreement, such Notes will have been duly authorized by the Company and, when executed by the Company and authenticated by the applicable Trustee in accordance with the terms of the applicable Indenture (assuming the due authorization, execution and delivery thereof by the Trustee thereunder), and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened, against the Company, the Guarantor or any of their respective subsidiaries which are reasonably likely to have a Material Adverse Effect, or to which the Company, the Guarantor or any of their respective subsidiaries, or to which any of their respective properties, is subject which are material to the Company and its subsidiaries or the Guarantor and its subsidiaries, in each case taken as a whole, that are required to be described in the Registration Statement or the Prospectus, but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments relating to the Company, the Guarantor or their respective subsidiaries that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act. The descriptions of the terms of any such contracts or documents contained in the Registration Statement, the Prospectus or any Incorporated Documents are correct in all material respects.

            (i) Neither the Company, the Guarantor nor any of their respective subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Guarantor or any of their respective subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their respective properties, or
      (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which, with the passage of time or the giving of notice or both, would constitute such a default, except in the case of clauses (i), (ii) and (iii) where any such violation or default, or violations and defaults in the aggregate, would not have a Material Adverse Effect.

            (j) None of the issuance and sale of the Notes, the execution, delivery or performance of this Agreement, any Terms Agreement and the Indenture relating to the Notes by the Company or the Guarantor, to the extent each is a party thereto, or the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby to be consummated by the Company and the Guarantor
      (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities and the Guarantee under the Act and the Exchange Act, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company, the Guarantor or any of their respective subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Guarantor or any of their respective subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of their respective subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except in the case of clauses (i) and (ii) where any such conflict, breach, default or violation, or conflicts, breaches, defaults or violations in the aggregate, would not have a Material Adverse Effect.

            (k) The accountants who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) were or shall be, for the periods in which they certified or certify such financial statements, independent public accountants as required by the Act.

            (l) The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Guarantor and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with United States generally accepted accounting principles (as described in the Prospectus) consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Guarantor and its subsidiaries.

            (m)   The execution and delivery of, and the
      performance by the Company and the Guarantor of their respective obligations under, each of this Agreement, any Terms Agreement and the Indenture have been duly and validly authorized, executed and delivered by the Company and the Guarantor, to the extent each is a party thereto, and constitutes the valid and legally binding agreement of the Company and the Guarantor, to the extent each is a party thereto, enforceable against the Company and the Guarantor, to the extent each is a party thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act.

            (n) The Guarantee of the Notes has been duly authorized by the Guarantor and, when the Notes have been executed and authenticated in accordance with the terms of the Indenture and delivered to and duly paid for by the purchasers thereof, the Guarantee will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies gener-ally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (o) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Company, the Guarantor or any of their respective subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole or the Guarantor and its subsidiaries taken as a whole, and there has not been any material change in the capital stock of the Company or the Guarantor, or material increase in the short-term debt or long-term debt of the Company, the Guarantor and any of their respective subsidiaries taken as a whole, or any Material Adverse Effect.

            (p) Each of the Company, the Guarantor and their respective subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by each of the Company, the Guarantor and their respective subsidiaries is held by it under valid, subsisting and enforceable leases, in each case with only such exceptions as in the aggregate would not have a Material Adverse Effect.

            (q) The Company, the Guarantor and each of their respective subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to have any such Permit would not have a Material

      Adverse Effect and subject to such qualifications as may be set forth in the Prospectus; the Company, the Guarantor and each of their respective subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such action would not have a Material Adverse Effect and subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole, or the Guarantor and its subsidiaries, taken as a whole.

            (r) The Company, the Guarantor and their respective subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, except where the lack of such ownership or possession would not have a Material Adverse Effect, and neither the Company nor the Guarantor is aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Guarantor or any of their respective subsidiaries with respect to the foregoing.

            5.    Indemnification and Contribution.  (a)  The
                  --------------------------------
Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, judgments and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, judgments or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company or the Guarantor by or on behalf of any Agent; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prospectus shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) on account of any such loss, claim, damage, liability, judgment or expense arising from the sale of the Notes by such Agent to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus. The foregoing indemnity agreement shall be in addition to any liability which the Company and the Guarantor may otherwise have.

            (b) If any action, suit or proceeding shall be brought against any Agent or any person controlling any Agent in respect of which indemnity may be sought against the Company or the Guarantor, such Agent or such controlling person shall promptly notify the Company and the Guarantor, and the Company and the Guarantor shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses of such counsel. Any such Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Agent or such controlling person, rather than the Company or the Guarantor, unless (i) the Company or the Guarantor has agreed in writing to pay such fees and expenses, (ii) the Company or the Guarantor has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Agent or such controlling person and the Company or the Guarantor and such Agent or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or the Guarantor by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company and the Guarantor shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Agent or such controlling person). It is understood, however, that the Company and the Guarantor shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel, not more than one per jurisdiction) at any time for all such Agents and controlling persons, which firm shall be designated in writing by the Agents, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Neither the Company nor the Guarantor shall be liable for any settlement of any such action, suit or proceeding effected without either of their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless any Agent, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability, judgment or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Agent or any person controlling an Agent is entitled to employ separate counsel pursuant to the second sentence of this Section 5(b) and shall have requested the Company and the Guarantor in writing to reimburse such Agent or such controlling person for fees and expenses of counsel, the Company and the Guarantor agree that they shall be liable, jointly and severally, for any settlement of any proceeding effected by such Agent or such controlling person and for which the Company and the Guarantor are liable pursuant to Section 5(a) without its written consent if (i) such settlement is entered into more than ten (10) business days after receipt by the Company and the Guarantor of the aforesaid request or (ii) neither the Company nor the Guarantor shall have reimbursed such Agent or such controlling person in accordance with such request prior to the date of such settlement. Neither the Company nor the Guarantor shall, without the prior written consent of such Agent or such controlling person, effect any settlement of any pending or threatened proceeding in respect of which any Agent or any person controlling an Agent is or could have been a party and indemnity could have been sought hereunder by such Agent or such controlling person, unless such settlement includes an unconditional release of such Agent or such controlling person from all liability on claims that are subject matter of such proceeding.

            (c) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their respective directors, officers who sign the Registration Statement, and any person who controls either the Company or the Guarantor within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Agent, but only with respect to information relating to such Agent furnished in writing by or on behalf of such Agent expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or the Guarantor, any of their respective directors, officers, or any such controlling person based on the Registration Statement, the Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Agent pursuant to this paragraph (c), such Agent shall have the rights and duties given to the Company or the Guarantor by paragraph (b) above (except that if the Company or the Guarantor shall have assumed the defense thereof such Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent), and the Company and the Guarantor, their respective directors, officers, and any such controlling person shall have the rights and duties given to the Agents by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Agents may otherwise have.

            (d)   If the indemnification provided for in this
Section 5 is unavailable to, or insufficient to hold harmless, an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Agents on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Guarantor on the one hand and the Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by the Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Guarantor on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or by the Agents on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company, the Guarantor and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments and expenses referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 5, no Agent shall be required to contribute any amount in excess of the amount by which the total price of the Notes sold by it and distributed to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) Any losses, claims, damages, liabilities, judgments or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party promptly as such losses, claims, damages, liabilities, judgments or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company and the Guarantor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Agent or any person controlling any Agent, the Company or the Guarantor, their respective directors or officers, or any person controlling the Company or the Guarantor, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Agent or any person controlling any Agent, or to the Company or the Guarantor, their respective directors or officers, or any person controlling the Company or the Guarantor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 5.

            6.    Conditions of Obligations.  The obligations of
                  -------------------------
the Agents to solicit offers to purchase the Notes as agent of the Company, and each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement, will be subject to the accuracy of the representations and warranties of the Company and the Guarantor contained herein on the date hereof, and to the accuracy of the statements of the Company's and the Guarantor's officers made in any certificate, to the extent contemplated in such certificate, to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions:

            (a) All filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with.

            (b) Subsequent to the execution of any applicable Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, properties, net worth, or results of operations of the Company and its subsidiaries taken as a whole, or the Guarantor and its subsidiaries taken as a whole, from the date of the latest balance sheet included or incorporated by reference in the Prospectus in each case not contemplated by the Prospectus, which is material and adverse; (ii) any downgrading in, or notice of any proposal to downgrade, the rating of the Company's or the Guarantor's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review with negative implications the rating of the Company's or the Guarantor's debt securities; (iii) any suspension or limitation of trading in securities generally on or by the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company or the Guarantor on any exchange; (v) any banking moratorium declared by Federal or New York authorities; or (vi) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event set forth in (i) through (vi), in the judgment of the Agents, makes it impractical or inadvisable to proceed with the solicitation of purchases of the Notes.

             (c) The Agents shall have received on the date hereof, an opinion of Cahill Gordon & Reindel (a partnership including a professional corporation), counsel for the Company and the Guarantor, dated the date hereof and addressed to the Agents, to the effect that:

               (i) Each of the Company and the Guarantor is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

              (ii)  The Indenture relating to the Notes has
        been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer and similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

               (iii) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to the purchasers thereof against payment therefor in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer and similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture;

                (iv) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                 (v)  The Company and the Guarantor have all
        requisite corporate power and authority to enter into this Agreement, any Terms Agreement and the Indenture relating to the Notes to which either of them is a party and to issue and deliver the Notes and the Guarantee, respectively, to the purchasers thereof;

                (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid, legal and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except (A) as limited by bankruptcy, insolvency, reorganization, fraudulent transfer and similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) that rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws;

                (vii) The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

               (viii) None of the offer, sale, or delivery of the Notes or the Guarantee, or the execution, delivery or performance of this Agreement and the Indenture relating to the Notes, nor compliance by the Company or the Guarantor with all the provisions of this Agreement and the Indenture applicable to it, nor consummation by the Company or the Guarantor of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or the Guarantor or any indenture or other debt instrument or any other material agreement or lease to which the Company or the Guarantor is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, which conflict, breach or default would have a Material Adverse Effect, or, except as disclosed in the Registration Statement, will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under any such indenture, debt instrument, agreement or lease which lien, charge or encumbrance would have a Material Adverse Effect, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company or the Guarantor or any of their respective properties, which violation would have a Material Adverse Effect;

                 (ix) The Guarantee of the Notes has been duly authorized by the Guarantor and, when the Notes have been executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, the Guarantee will be a valid and binding obligation of the Guarantor as to the Notes, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer and similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

               (x) No consent, approval, authorization or other order of, or registration or filing with, any Delaware, New York State or Federal court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or the Guarantor (except as have been obtained or made under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Securities) for the valid issuance and sale of the Notes to the purchasers thereof as contemplated by this Agreement; and

              (xi) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements, schedules and notes thereto and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements, schedules and notes thereto and other financial and statistical data included therein, as to which such counsel need not express any opinion), when they were filed (or, if an amendment with respect to any Incorporated Document was filed, when such amendment was filed) complied as to form in all material respects with the Exchange Act.

        In addition, such counsel shall state that such counsel participated in conferences with officers and other representatives of the Guarantor and the Company, representatives of the independent public accountants and representatives of the Agents at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise indicated above) on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and representatives of the Guarantor and the Company), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time the

      Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date, or the Registration Statement or the Prospectus and any amendment or supplement thereto as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

            The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States. In rendering their opinion as aforesaid, such counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company and the Guarantor and public officials.

            (d) The Agents shall have received letters dated the date hereof from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by the Agents.

            (e) The Agents shall have received on the date hereof, an opinion of Andrews & Kurth L.L.P., counsel for the Agents, dated the date hereof and addressed to the Agents, in form and substance satisfactory to the Agents.

            (f) You shall have received a certificate signed by the chief executive officer and the chief financial officer of each of the Company and the Guarantor (or such other officers as are acceptable to you) that: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company or the Guarantor, shall be contemplated by the Commission at the date hereof;
      (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the

      Prospectus (or any amendment or supplement thereto), any material adverse change in the financial condition, business, prospects, properties, net worth or results of operations of the Company and its subsidiaries or the Guarantor and its subsidiaries taken as a whole; (iii) all the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct on and as of the date hereof; and (iv) the Company and the Guarantor have performed or complied with its agreements herein contained and required to be performed or complied with by them hereunder at or prior to the date of such certificate.

            (g) The Company and the Guarantor shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

            All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agents and their counsel.

            Any certificate or document signed by any officer of the Company or the Guarantor and delivered to you or to counsel for the Agents, shall be deemed a representation and warranty by the Company and the Guarantor to each Agent as to the statements made therein. Any certificate delivered by the Company and the Guarantor to its counsel for purposes of enabling such counsel to render the opinions referred to in this Section 6 will also be furnished to you and counsel for the Agents.

            7.    Expenses.  The Company and the Guarantor agree
                  --------
to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing (or reproduction), and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Notes, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the Indenture, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (vi) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees of the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and
(viii) the fees and expenses of the Company's and the Guarantor's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantor.

            8.    Delivery of and Payment for Notes Sold through
                  ----------------------------------------------
the Agents.  Delivery of Notes sold through an Agent as agent
- ----------
shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by the applicable Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

            9.    Additional Covenants of the Company and the
                  -------------------------------------------
Guarantor.  The Company and the Guarantor covenant and agree
- ---------
with the Agents that:

            (a)   Reaffirmation of Representations and Warranties.
                  -----------------------------------------------
      Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in this Agreement and, to the extent therein provided, in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time
      (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

            (b)   Subsequent Delivery of Certificates.  Subject to
                  -----------------------------------
      the provisions of Section 3(k) hereof, each time that
      (1) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing of an Annual Report on Form 10-K, a Quarterly Report on Form
      10-Q and any Current Report on Form 8-K or an amendment or supplement providing solely for a change in the interest rate of Notes (excluding any change in the formulas by which such interest rates may be determined) or similar changes, and other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), or (2) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, except upon the reasonable request of the Agents therefor), or (3) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company and the Guarantor shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment or the applicable Settlement Date, as the case may be, in form and substance satisfactory to the Agents to the effect that the statements contained in the certificate referred to in
      Section 6(f) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said
      Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

            (c)   Subsequent Delivery of Legal Opinions.  Subject
                  -------------------------------------
      to the provisions of Section 3(k) hereof, each time that
      (1) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes (excluding any change in the formulas by which such interest rates may be determined) or similar changes or solely for the inclusion of additional financial information, other than by an amendment by the filing of a Quarterly Report on Form 10-Q and any Current Report on Form 8-K (except in the circumstances hereinafter described) and other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or (2) there is filed with the Commission the Company's Annual Report on Form 10-K and such Annual Report is incorporated by reference into the Prospectus or (3) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents the written opinion of Cahill Gordon & Reindel, special counsel for the Company and the Guarantor or other counsel satisfactory to the Agents (which shall be deemed to include the General Counsel of the Guarantor, unless otherwise specified by the Agents), and, only when required pursuant to an applicable Terms Agreement pursuant to clause (3) above, the written opinion of counsel for the Agents, in each case dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment or the applicable Settlement Date, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(c) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall each furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). If one or more of the Agents reasonably determine that the information included in a filing by the Company in a Quarterly Report filed on Form 10-Q or a Current Report filed on Form 8-K is of such importance that legal opinion should be delivered to the Agents in conjunction therewith, such Agent or Agents shall notify the Company promptly upon such determination (and in any event not later than 30 days after such filing) and the Company will thereupon furnish or cause to be furnished the opinions described above.

            (d)   Subsequent Delivery of Comfort Letters.  Subject
                  --------------------------------------
      to the provisions of Section 3(k) hereof, each time that
      the Registration Statement or the Prospectus shall be
      amended or supplemented (other than by incorporation by reference) to include additional financial information or there is filed with the Commission any document
      incorporated by reference into the Prospectus which
      contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company and the Guarantor shall cause KPMG Peat Marwick
      LLP or their successors forthwith to furnish the Agents a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of
      such amendment, or the applicable Settlement Date, as the
      case may be, in form and substance satisfactory to the Agents, of the same tenor as the the letter referred to in Section 6(d) hereof but modified to relate to the Registration
      Statement and the Prospectus, as amended and supplemented
      to the date of such letter; provided, however, that if the
                                  --------  -------
      Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG Peat Marwick LLP or their successors may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

            10.   Survival of Certain Representations and
                  ---------------------------------------
Obligations.  The respective indemnities, agreements,
- -----------
representations, warranties and other statements of the Company, the Guarantor or their officers and of the several Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Agent, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for any of the Notes.

            11.   Termination.  (a)  Termination of this
                  -----------        -------------------
Agreement.  This Agreement (excluding any Terms Agreement) may
- ---------
be terminated for any reason, at any time by either the Company with respect to one or more Agents, the Guarantor or an Agent, as to itself, upon the giving of 30 days' written notice of such termination to the other parties hereto.

            (b)   General.  In the event of any such termination,
                  -------
neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission with respect to Notes sold by the Company as a result of a solicitation made by such Agent and earned in accordance with the third paragraph of Section 2(b) hereof,
(ii) if at the time of termination (a) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 9 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(g) hereof, the provisions of
Section 6 hereof, the indemnity and contribution agreements set forth in Section 5 hereof, and the provisions of Section 10 and 13 hereof shall remain in effect.

            12.   Notices.  All notices and other communications
                  -------
hereunder shall be in writing and shall be deemed to have been given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to Kelsey-Hayes Company, 11878 Hubbard Road, Livonia, Michigan 48150, Attention: Corporate Secretary; notices to the Guarantor shall be directed to Varity Corporation, 672 Delaware Avenue, Buffalo, New York 14209, Attention: Corporate Secretary;
notices to the Agents shall be directed to:
[                       ].

            13.   Parties.  This Agreement shall inure to the
                  -------
benefit of and be binding upon each Agent, the Company and the Guarantor and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Company and the Guarantor and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Section 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under, by virtue of or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Company and the Guarantor and their respective successors, heirs and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor or assign by reason merely of such purchase.

            14.   Applicable Law; Counterparts.  This Agreement
                  ----------------------------
shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof.

                                    Very truly yours,



                                    KELSEY-HAYES COMPANY


                                    By:__________________________
                                       Name:
                                       Title:

                                    VARITY CORPORATION


                                    By:__________________________
                                       Name:
                                       Title:
The foregoing Agreement is
hereby confirmed as of the
date first above written

[NAME OF AGENT]


By__________________________
  Name:
  Title:

                                                        Exhibit A
                                                        to Agency Agreement


                       [Agent's Commission Schedule]

                                                        Exhibit B
                                                        to Agency Agreement


            Terms to be agreed to by the Company, the Guarantor and the Agents in a Terms Agreement.

                                                        Exhibit C
                                                        to Agency Agreement


            Exhibit C to the Agency Agreement will be added at the time the Agency Agreement is signed and will consist of Administrative Procedures agreed on by the Company, the Guarantor and the Agents.